RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the

FINANCIAL INSTITUTIONS, INC.

1999 MANAGEMENT STOCK INCENTIVE PLAN

Name of Participant:

Date of Grant:

Number of Shares:

Value of each Share on Date of Grant: $

This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of      20     , is made between Financial Institutions, Inc. (the “Company”) and the above-named individual (the “Participant”) to record the granting of Restricted Stock on      (the “Date of Grant”) to the Participant pursuant to the Financial Institutions, Inc. 1999 Management Stock Incentive Plan (the “Plan”) by the Company’s Compensation Committee (the “Committee”) pursuant to Section 2 of the Plan.

The Committee and the Participant hereby agree as follows:

1. Grant of Shares. The Committee hereby grants to the Participant, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement,      shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”). The grant of shares of Common Stock to the Participant, evidenced by this Agreement, is an award of Restricted Stock (as defined in the Plan) and such shares of Restricted Stock are referred to herein as the “Shares.”

2. Vesting of Shares. Ownership of the Shares shall vest pursuant to the following vesting schedule, provided that the Participant remains in continuous employment with the Company or one of its Subsidiaries until the date the Shares vest:

Anniversary of Date of Grant	Shares Vested
Third Anniversary of Date of Grant	100%

The foregoing vesting schedule notwithstanding, if prior to the three year anniversary of the date of grant, there is a Change in Control (as such term is defined in the Plan) of the Company or the Participant’s employment with the Company or one of its Subsidiaries terminates by reason of the Participant’s retirement on or after age 62, death, or disability all Shares not yet vested shall become immediately vested.

3. Forfeiture. Shares that do not become vested in accordance with the vesting criteria set forth in Section 2 shall be forfeited to the Company.

4. Legend. Each share certificate representing the Shares shall bear a legend indicating that such Shares are “Restricted Stock” and are subject to the provisions of this Agreement and the Plan.

5. Withholding Taxes. If the Participant is an employee of the Company or any of its Subsidiaries, the Participant shall remit to the Company in cash the amount needed to satisfy any federal, state or local withholding taxes that may arise or be applicable as the result of the award or vesting of the Shares. The Participant may, with the Committee’s consent, elect to satisfy, totally or in part, such Participant’s obligations pursuant to this section by electing to have Shares withheld, or to deliver previously owned Shares that have been held for at least six (6) months, provided that the election is made in writing on or prior to the vesting of shares pursuant to Section 2 hereof.

6. General Restrictions on Issuance of Stock Certificates. The Company shall not be required to deliver any certificate representing the Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to ensure compliance with any law or rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests granted thereunder.

7. Rights as Shareholder. Except for the transfer and other restrictions set forth elsewhere in this Agreement and in the Plan, the Participant, as record holder of the Shares, shall possess all the rights of a holder of the Company’s Common Stock (including voting and dividend rights); provided, however, that prior to vesting the certificates representing such Shares shall be held by the Company for the benefit of the Participant. As the Shares vest, certificates representing such Shares shall be released to the Participant. The Participant shall be entitled to receive any dividends paid with respect to unvested Shares; provided, however, that no dividend shall be payable to or for the benefit of the Participant for Shares with respect to record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after the date, if any, on which the participant has forfeited those Shares.

8. Transferability — Restricted Share Certificates. The Shares may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until they become vested in accordance with Section 2 of this Agreement and then only to the extent permitted under this Agreement and the Plan and by applicable securities laws. Prior to vesting, all rights with respect to the Shares granted to a Participant under the Plan shall be available, during such Participant’s lifetime, only to such Participant.

9. Stock Power. Concurrently with the execution of this Agreement, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Shares. Such stock power shall be in the form attached hereto as Exhibit A. The stock power with respect to any certificate representing Shares that do not vest shall be completed in the name of the Company by an officer of the Company, and the Shares shall be returned to either authorized but unissued shares or treasury shares, depending on their original source.

10. Section 83(b) Election. The Participant may elect, within 30 days of the Date of Grant pursuant to Section 83(b) of the Internal Revenue Code, to include in his or her gross income the fair market value of the Shares covered by this Agreement in the taxable year of grant. The election must be made by filing the appropriate notice with the Internal Revenue Service within 30 days of the Date of Grant. If the Participant makes this election, the Participant shall promptly notify the Company by submitting to the Committee a copy of the election notice filed with the Internal Revenue Service.

11. Adjustment of Shares. As provided by the Plan, in the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of Shares, or of any similar change affecting the Common Stock, the Shares shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participant hereunder.

12. No Consultant/Employment Rights. Neither the Plan nor this award shall confer upon the Participant any right with respect to continuance of employment by or service as a consultant of the Company or any affiliate nor shall they interfere in any way with the right of the Company or any affiliate to terminate the Participant’s employment or service as a consultant at any time, with or without cause.

13. Coordination with Plan. The Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof including any that may conflict with those contained in this Agreement. Capitalized terms used in this Agreement shall have the meaning given to such terms under the Plan.

14. Notices. All notices to the Company shall be in writing and sent to the Company’s Corporate Secretary at the Company’s offices. Notices to the Employee shall be addressed to the Employee at the Employee’s address as it appears on the Company’s records.

IN WITNESS WHEREOF, the Committee and the Participant have caused this Restricted Stock Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the Date of Grant may differ from the date of signature.

Dated:	FOR THE COMMITTEE:

By:

Name: Title:

Dated:	PARTICIPANT

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and

transfer to Financial Institutions, Inc. (the “Company”),      shares of the Company’s
common stock represented by Certificate No.      . The undersigned authorizes the
Secretary of the Company to transfer the stock on the books of the Company in the event of the forfeiture of any shares issued under the Restricted Stock
Agreement dated as of      20     between the Company and the undersigned.

Dated:

[Participant’s Name]